Exhibit 10.13

DATED 09 April 2020

Chestnut Business Limited

and

AMTD Digital Inc.

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 9th day of April 2020 by and between:

1.	Chestnut Business Limited, a company with limited liability duly established and validly existing under the laws of British Virgin Islands (the “Investor”); and

2.	AMTD Digital Inc., a company with limited liability duly established and validly existing under the laws of the Cayman Islands (the “Company”).

The Company and the Investor are each referred to herein as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, The Company desires to issue and sell to the Investor, and the Investor desires to subscribe to and purchase from the Company certain number of Class A Shares (defined below) of the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

1.1    In addition to the terms defined in the context hereof, the following terms shall have the meanings ascribed to them below.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; provided that none of the Company and any of its Subsidiaries shall be considered an Affiliate of the Investor.

“Applicable Law” means, with respect to any Person, any international, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Balance Sheet Date” means the consolidated balance sheet as of 31st December 2019 provided to the Investor by the Company.

“Business Day” means a day, other than Saturday, Sunday, or other day on which commercial banks in the Cayman Islands or Hong Kong are authorized or required by Applicable Laws to close.

“Class A Shares” means Class A ordinary shares, par value US$0.0001 per share, in the share capital of the Company.

“Class B Shares” means Class B ordinary shares, par value US$0.0001 per share, in the share capital of the Company.

“Closing Date” means the date of the Closing.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means any agreement, contract, lease, indenture, instrument, note, debenture, bond, mortgage, or deed of trust or other agreement, commitment, arrangement, or understanding, whether written or oral.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of preemption, or other encumbrance of any kind.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Group Company” means each of the Company and its Subsidiaries, and “Group Companies” refers to all of the Group Companies collectively.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board.

“knowledge” of any Person that is not an individual means the knowledge of such Person’s officers after reasonable inquiry and investigation.

“Management Accounts” means unaudited condensed consolidated financial statements as of and for the 2019 ended 31st December 2019 prepared in accordance with IFRS.

“Material Adverse Effect” means any event, circumstance, change, or effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Group Companies taken as a whole, provided, however, that none of the following, either alone or in combination, shall be considered a “Material Adverse Effect”: (i) events, circumstances, changes, or effects that generally affect the industries in which the Group Companies operate (including legal and regulatory changes), (ii) general economic or political conditions or events, circumstances, changes, or effects affecting the markets generally, and (iii) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared), social unrest, or health epidemics occurring after the date hereof.

“Memorandum and Articles” means the memorandum and articles of association of the Company, as amended, in effect from time to time.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a Governmental Authority.

“Securities” means any ordinary shares or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture, or other organization or entity, whether incorporated or unincorporated, which is controlled by such Person.

“Transfer” means directly or indirectly, offer, sell, contract to sell, pledge, transfer, assign, give, hypothecate, encumber, grant a security interest in, convey in trust, gift, devise or descent, or otherwise dispose of, or suffer to exist (whether by operation of law of otherwise) any encumbrance on, any Securities or any right, title or interest therein or thereto, or enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Securities, in cash or otherwise, or publicly disclose the intention to make any such disposition or to enter into any such transaction, swap, hedge or other arrangement, including transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Securities.

1.2    Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below.

Agreement	Preamble
Closing	Section 2.1
Company	Preamble
Confidential Information	Section 5.2
Consultation Period	Section 7.14(a)
Dispute	Section 7.14(a)
HKIAC	Section 7.14(b)
Indemnifiable Loss	Section 7.1(a)
Indemnifying Party	Section 7.1(a)
Indemnitee	Section 7.1(a)
Investor	Preamble
Permit	Section 3.7
Purchased Shares	Section 2.1
Purchase Price	Section 2.1

2.	PURCHASE AND SALE.

2.1    Purchase and Sale. Subject to the terms and conditions hereof, at the Closing (as defined below) the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 300,000 Class A Shares (the “Purchased Shares”) for an aggregate purchase price of US$3,00,000 (the “Purchase Price”).

2.2    Closing. The closing of the transactions as set forth in Section 2.1 (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures subject to and within two (2) Business Days (defined below) after satisfaction or, to the extent permissible, waiver by the Party or Parties entitled to the benefit of the conditions set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), or at such other time or place as the Company and the Investor may agree.

(a)    The Investor shall, at the Closing, pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to a designated account of the Company, provided that the Company shall deliver wire transfer instructions to the Investor at least two (2) Business Days prior to the Closing.

(b)    The Company shall (i) cause, at the Closing, its register of members to be updated to reflect the Investor as the record holder of the Purchased Shares, and (ii) deliver to the Investor, within five (5) Business Days after the Closing, a certified copy of an extract of such updated register of members and a share certificate issued in favor of the Investor representing the Purchased Shares, duly signed for and on behalf of the Company.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Subject to such exceptions as may be specifically set forth in the corresponding sections of a disclosure schedule to be delivered by the Company to the Investor as of the date of this Agreement, where applicable, the Company hereby represents and warrants to the Investor as follows:

3.1    Organization, Standing, and Qualification. Each Group Company is duly established, validly existing, and in good standing (or equivalent status in the relevant jurisdiction) under the laws of the place of its establishment and has all requisite power and authorization to own its properties and assets and to carry on its business as now conducted. Each Group Company is duly qualified or licensed to do business in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect.

3.2    Capitalization. Immediately prior to the Closing, the Company is authorized to issue 10,000,000,000 ordinary shares, including (i) 8,000,000,000 Class A Shares, of which 10,726,667 Class A Shares are issued and outstanding, and (ii) 2,000,000,000 Class B Shares, of which 38,800,000 Class B Shares are issued and outstanding. The register of members of the Company provided by the Company to the Investor prior to the Closing is true and correct as of the date provided.

3.3    Authorization; Enforceability; Validity. All corporate actions on the part of the Company necessary for the authorization, execution, and delivery of, and the performance of the obligations of the Company under this Agreement have been taken or will be taken prior to the Closing. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4    Valid Issuance of Purchased Shares. The Purchased Shares, when issued, sold, delivered, and paid for by the Investor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and non-assessable.

3.5    Consents; No Conflicts. All Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereunder, other than on the part of the Investor, have been duly obtained or completed and are in full force and effect. The execution, delivery, and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereunder will not, (i) result in a violation of the Memorandum and Articles, (ii) conflict with or result in a violation of the Applicable Laws, or (iii) conflict with or result in a breach or violation in, or constitute a default under, any Contract to which the Company is a party, in each case, except to the extent that such violation, conflict, breach, or default would not have a Material Adverse Effect.

3.6    Financial Statements. The Company has delivered the Management Accounts to the Investor prior to the date hereof. Except as may be otherwise indicated in the Management Accounts, the Management Accounts (i) are in accordance with the books and records of the Group Companies, (ii) are true, correct, and complete and present fairly the financial condition of the Group Companies as a whole as of the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with the IFRS applied on a consistent basis. Since the Balance Sheet Date, (i) each Group Company has operated in the ordinary course of its business in all material respects and (ii) there has not been a Material Adverse Effect.

3.7    Compliance with Applicable Laws. Each Group Company is, and has been, in compliance with Applicable Laws, except where such non-compliance would not be expected to have a Material Adverse Effect. The Group Companies have all material permits, licenses, authorizations, consents, orders and approvals (“Permits”) that are required in order to carry on their business as presently conducted. All such material Permits are in full force and effect.

3.8    No Undisclosed Liabilities. Except as disclosed in the Management Accounts, there are no liabilities of any Group Company, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability, other than: (i) liabilities incurred since the Balance Sheet Date in the ordinary course of business, (ii) any other undisclosed liabilities that are not material to the Company on a consolidated basis, and (iii) any liabilities incurred pursuant to this Agreement.

3.9    Exempt Offering. The offer and sale of the Purchased Shares under this Agreement are or shall be exempt from the registration requirements and prospectus delivery requirements of the Securities Act, and from the registration or qualification requirements of any other applicable securities laws and regulations. None of the Company, its affiliates, or any Person acting on its behalf, has engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act) in the United States in connection with the transactions contemplated in this Agreement.

3.10    Insolvency and Winding Up. No order or petition has been presented or resolution passed for the administration, winding-up, dissolution, or liquidation of any Group Company and no administrator, receiver, or manager has been appointed in respect thereof. None of the Group Companies has commenced any other proceeding under any bankruptcy, reorganization, composition, arrangement, adjustment of debt, release of debtors, dissolution, insolvency, liquidation, or similar Law of any jurisdiction and no such proceedings have been commenced against any Group Company.

3.11    Litigation. There are no pending or, to the knowledge of the Company, threatened material actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Authority or by any other person against any Group Company, except that would not be reasonably expected to have a Material Adverse Effect.

4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor represents and warrants to the Company as follows.

4.1    Authorization. The Investor has all requisite power, authority, and capacity to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized (including as approved by the board of directors of the Investor), executed, and delivered by the Investor. This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of such Investor enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization, and similar laws affecting creditors’ rights generally and to general equitable principles.

4.2    Purchase for Own Account. The Purchased Shares will be acquired for the Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof. By executing this Agreement, the Investor further represents that it does not have any Contract with any person to sell, transfer, or grant participations to any person, with respect to any of the Purchased Shares.

4.3    Organization, Good Standing, and Qualification. The Investor is duly established, validly existing, and in good standing under the laws of the jurisdiction of its formation.

4.4    Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risks of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares.

4.5    Status of Investor. The Investor is (i) not a U.S. person within the meaning of Rule 902 of Regulation S under the Act, or (ii) purchasing the Purchased Shares outside the United States in compliance with Regulation S under the Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

4.6    Restricted Securities. Investor understands that the Purchased Shares it is purchasing are characterized as “restricted securities” under U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

4.7    Legends. It is understood that the certificates evidencing the Purchased Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A VALID EXEMPTION THEREFROM.”

5.	COVENANTS.

5.1     Lock-Up. The Investor shall not, during the Lock-Up Period (as defined below), Transfer any Securities without the prior written consent of the Company (which the Company may grant or withhold in its sole discretion). Notwithstanding the foregoing sentence, the Investor may freely Transfer any Securities to any of its Subsidiaries, provided that the Investor shall cause such Subsidiary to which it makes such Transfer to be subject to the same lock-up restrictions provided in the first sentence under this Section 5.1 and the Investor shall be responsible for any breach of such lock-up restrictions by such transferees. As used herein, the “Lock-Up Period” with respect to any Securities held by the Investor will commence on the Closing Date and continue until and include the date that is 180 days after the pricing of an initial public offering of the Class A Shares of the Company.

5.2    Non-Disclosure. The Investor shall, and shall cause its Affiliates to: (i) treat and hold as strictly confidential (and not disclose or provide access to any person or entity to) all confidential or proprietary information relating to the transactions contemplated hereby, including without limitation the existence and content of this Agreement (collectively, “Confidential Information”), (ii) in the event that the Investor or any of its affiliates becomes legally compelled to disclose any such information, provide the Company with prompt written notice of such requirement (to the extent compliant with Applicable Laws) so that the Company may seek a protective order or other remedy or waive compliance with this Section 5.2, and (iii) in the event that such protective order or other remedy is not obtained, or the Company chooses to waive compliance with this Section 5.2, furnish only that portion of such confidential information that is legally required to be provided and exercise its reasonable endeavors to obtain assurances that confidential treatment will be accorded such information.

6.    CONDITIONS TO CLOSING.

6.1    Conditions to Obligations of All Parties. The obligations of each Party hereto to consummate the Closing are subject to the satisfaction of the following conditions:

(a)    no provision of any Applicable Law or no judgment entered by or with any Governmental Authority with competent jurisdiction, shall be in effect that enjoins, prohibits or materially alters the terms of the transactions contemplated hereby; and

(b)    no proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any Governmental Authority.

6.2    Conditions to Obligations of the Investor. The obligations of the Investor to consummate the Closing are subject to the satisfaction of the following further conditions:

(a)    (i) the representations and warranties of the Company that are qualified hereunder by materiality or Material Adverse Effect shall be true and correct in all respects on and as of the Closing Date as though made on and as of the Closing Date, and (ii) the representations and warranties of the Company that are not qualified hereunder by materiality or Material Adverse Effect shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date;

(b)    the Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by the Company on or prior to the Closing Date; and

(c)    there shall have been no Material Adverse Effect.

6.3    Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction of the following further conditions:

(a)    the representations and warranties of the Investor herein shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date; and

(b)    the Investor shall have performed all obligations and conditions herein required to be performed or observed by the Investor on or prior to the Closing Date.

7.	MISCELLANEOUS.

7.1    Indemnity.

(a)    The Company shall jointly and severally indemnify the Investor and its directors, officers, employees, and agents (in each case, the indemnifying party as the “Indemnifying Party” and each of the indemnified parties as the “Indemnitee”), as applicable, against any losses, liabilities, damages, liens, penalties, diminution in value, costs, and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing, incurred by such Indemnitee (the “Indemnifiable Loss”) as a result of (i) any breach or violation of any representation or warranty made by the Indemnifying Party, or (ii) any breach by the Indemnifying Party of any covenant or agreement contained herein.

(b)    If an Indemnitee believes that it has a claim that may give rise to an indemnity obligation hereunder, it shall promptly notify the Indemnifying Party stating specifically the basis on which such claim is being made, the material facts related thereto, and (if ascertainable or quantifiable) the amount of the claim asserted. In the event of a third-party claim against an Indemnitee for which such Indemnitee seeks indemnification from the Indemnifying Party, no settlement shall be deemed conclusive with respect whether there was an Indemnifiable Loss or the amount of such Indemnifiable Loss unless such settlement is consented to by the Indemnifying Party. Any dispute related to this Section 7.1(b) shall be resolved pursuant to Section 7.14 hereof.

(c)    (i) The Indemnifying Party shall not have any liability under this Agreement until the aggregate amount of Indemnifiable Loss incurred by an Indemnitee exceeds an amount equal to US$200,000, in which case such Indemnitee shall be entitled to indemnification of the entire amount of the Indemnifiable Loss; and (ii) the amount of Indemnifiable Loss for which the Indemnitee may be indemnified by the Indemnifying Party under this Agreement shall be limited to the Purchase Price actually paid by the Investor.

(d)    Notwithstanding any other provision contained herein, this Section 7.1 shall be the sole and exclusive monetary remedy of each Party for any claim arising out of or resulting from this Agreement and the transactions contemplated hereby, except that no limitation or exceptions with respect to the obligations or liabilities on any Party provided in Section 7.1(c) shall apply to an Indemnifiable Loss arising due to the fraud or willful misconduct of such Party.

7.2    Governing Law. This Agreement shall be governed by and construed in accordance with the law of Hong Kong as to matters within the scope thereof, without regard to its principles of conflicts of laws.

7.3    Survival. The representations and warranties made herein shall survive for two (2) years after the Closing.

7.4    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties. This Agreement and the rights and obligations therein may not be assigned by a Party without the written consent of the other Parties.

7.5    Entire Agreement. This Agreement and the schedules and exhibits hereto constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any applicable confidentiality and non-disclosure agreements executed by the Parties prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

7.6    Notices. Except as may be otherwise provided herein, all notices, requests, waivers, and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to a Party, upon delivery; (ii) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (iii) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid, and addressed to the relevant Party or Parties as set forth in Exhibit A; or (iv) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the relevant Parties as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto, but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.6, by giving the other parties written notice of the new address in the manner set forth above.

7.7    Amendments. Any term of this Agreement may be amended only with the written consent of the Company and the Investor.

7.8    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character of any breach or default under this Agreement or any waiver thereof, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Parties shall be cumulative and not alternative.

7.9    Finder’s Fees. Each Party represents and warrants to the other Parties that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

7.10    Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

7.11    Counterparts. This Agreement may be executed (including facsimile signature) in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.12    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

7.13    Further Assurances. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done, and executed such further acts, deeds, conveyances, consents, and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

7.14    Dispute Resolution.

(a)    Consultation Between Parties. Any dispute, controversy or, claim or difference of any kind whatsoever arising out of, relating to, or in connection with this Agreement, or the breach, termination, or invalidity hereof (including the validity, scope, and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through consultation between the Parties in good faith for a period of thirty (30) days after written notice has been sent by registered mail by any Party to the other Party (the “Consultation Period”).

(b)    Arbitration. If the Dispute remains unresolved upon expiration of the Consultation Period, any Party may in its sole discretion elect to submit the matter to arbitration with notice to any other Party or Parties. The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. The arbitration tribunal shall consist of three arbitrators. The language of the arbitration shall be English. The decision of the arbitrators (by rule of majority) shall be final and binding on the parties (including any decision on their fees) and their fees shall be borne and paid by the parties in such proportions as the arbitrators shall determine.

7.15    Calculation Adjustment. Calculation of any share number or any per share amount shall be adjusted from time to time for any share split, share dividend, share combination, recapitalization, or any other similar transactions after the Closing Date, as appropriate.

7.16    Expenses. The Investor and the Company shall bear their own cost and expense for consummation of the transaction contemplated hereunder.

7.17    Rights of Third Parties. Unless otherwise stated, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce any term of this Agreement but this does not affect any right or remedy of a third party that exists or is available apart from that Ordinance. The Parties do not require the consent of any Person that is not party to this Agreement to rescind or vary this Agreement at any time.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

AMTD DIGITAL INC.

By:	/s/ William Fung
Name: William Fung
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTOR:

CHESTNUT BUSINESS LIMITED

By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

EXHIBIT A

Notices

To the Company

Address:	23/F - 25/F Nexxus Building, 41 Connaught Road, Central, Hong Kong

Email:	********************

Attention:	********************

To the Investor

Address:	33/F, Vision Knight Capital, Kerry Parkside, No. 1155, Fangdian Rd, Pudong, Shanghai, PRC, 201204

Email:	********************

Attention:	********************